Exhibit 99.1

I, Ronald L. Zarrella, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Bausch & Lomb Incorporated and, except as corrected or supplemented in a subsequent covered report:

-      no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form
       8-K or definitive proxy materials, as of the date on which it was filed); and

-     no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company's Audit Committee.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
- Annual Report of Bausch & Lomb Incorporated on Form 10-K for the period ending December 29, 2001;
- Quarterly Report of Bausch & Lomb Incorporated on Form 10-Q for the period ending March 30, 2002;
- Quarterly Report of Bausch & Lomb Incorporated on Form 10-Q for the period ending June 29, 2002;
- Current Report of Bausch & Lomb Incorporated on Form 8-K, dated June 14, 2002;
- Current Report of Bausch & Lomb Incorporated on Form 8-K, dated June 26, 2002; and
- any amendments to the foregoing.

/s/ Ronald L. Zarrella Ronald L. Zarrella Chairman and Chief Executive Officer August 13, 2002	Subscribed and sworn to before me this 13 day of August, 2002. /s/ Robert B. Stiles Notary Public
My commission Expires:
March 31, 2004